Exhibit 4(m)






                            WAIVER #3 TO CREDIT AGREEMENT
                    AMONG INTERCO INCORPORATED, ITS SUBSIDIARIES,
                       BT COMMERCIAL CORPORATION, AS AGENT, AND
                            CERTAIN LENDERS NAMED THEREIN


                               Dated:  January 25, 1993


               This Waiver #3 to that certain Credit Agreement, dated as of July 16, 1992 ("Credit Agreement"), by and among BT Commercial Corporation, The Boatmen's National Bank of St. Louis, Continental Bank N.A., Harris Trust and Savings Bank, LaSalle National Bank and TransAmerica Business Credit Corporation, ("Lenders"), BT Commercial Corporation, as Agent ("Agent") and INTERCO INCORPORATED and certain of its Subsidiaries ("Borrowers") is entered into as of the date stated above by the Borrowers and the Agent on behalf of the Lenders. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Credit Agreement.

                                     WITNESSETH:

               WHEREAS, the Agent, the Lenders and the Borrowers entered into the Credit Agreement as of July 16, 1992 in anticipation of providing post-confirmation secured financing to the Borrowers following the Effective Date (which was August 3, 1992); and

               WHEREAS, the Agent, the Lenders and the Borrowers have amended and waived certain conditions of the Credit Agreement as indicated on Schedule 1 attached hereto;

               WHEREAS, the Borrowers are obligated to pay Excess Cash Flow to the holders of the New Series A Notes, the New Series B Notes and the New Bank Term Notes on April 1 of each fiscal year;

               WHEREAS, the Borrowers desire to apply such Excess Cash Flow to the repayment, repurchase or redemption of the New Series A Notes, the New Series B Notes and the New Bank Term Notes as soon as possible after Borrowers' calculation of the amount of such Excess Cash Flow payable thereunder in order to reduce the Borrowers' interest expense;

               WHEREAS, the Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions contained herein, to waive certain of the provisions of the Credit Agreement.

               NOW, THEREFORE, in consideration of good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Agent (on behalf of both the Agent and the Lenders) and the Borrowers hereby agree as follows:

               1.   Waiver under the Credit Agreement.  The Agent, on
                    _________________________________
          behalf of the Agent and the Lenders (and with the approval of the Required Lenders), hereby waives the provisions of Section 7.2(iii) of the Credit Agreement to the extent necessary to permit the Borrowers to make mandatory prepayments, repurchases and retirements of the New Series A Notes, the New Series B Notes and the New Bank Term Notes which are required to be made out of "Excess Cash Flow" after the end of each of INTERCO's fiscal years pursuant to the terms thereof prior to the last date on which any such prepayments, repurchases and retirements are otherwise required to be made. Such mandatory prepayments, repurchases and retirements may be made prior to such last date if, and only if, (i) the Borrowers comply with the notification requirements set forth in Section 6.1(o) of the Credit Agreement (as modified by paragraph 2 below) and (ii) at the time each such repayment, repurchase or retirement is made no Default or Event of Default shall have occurred and be continuing.

               2.  Waiver of Notice Requirements.  The Agent, on behalf of
                   _____________________________
          the Agent and the Lenders (and with the approval of the Required Lenders), hereby waives (A) the provisions of Section 6.1(o) (i) of the Credit Agreement with respect to the prepayment of the New Series A Notes, the New Series B Notes and the New Bank Term Notes out of Excess Cash Flow for fiscal year 1992 only and (B) the provisions of Section 6.1(o)(ii) of the Credit Agreement for the term of the Credit Agreement if and only if the Borrowers shall deliver to each of the Lenders, no later than ten Business days prior to the date on which any such Excess Cash Flow shall be applied to the repayment, repurchase or retirement of the New Series A Notes, the New Series B Notes or the New Bank Term Notes, a written statement (together with related calculation) of the amount of any such repayment, repurchase or retirement.

               3.  Reaffirmation.  The Borrowers hereby reaffirm to the
                   _____________
          Agent and each of the Lenders that, except as modified hereby and by the waivers and amendments set forth on Schedule 1 hereto, the Credit Agreement and all of the Credit Documents remain in full force and affect and have not been otherwise waived, modified or amended. The Borrowers acknowledge that all legal expenses of the Agent related to this Waiver shall be paid by the Borrowers as required by the Credit Agreement.

               4.  Governing Law and Interpretation.  This Waiver has been
                   ________________________________
          delivered in Chicago, Illinois, and shall be governed by and construed in accordance with the provisions of the Credit

          Agreement and the laws and decisions of the State of Illinois without giving effect to the conflicts of law principles thereunder.

               5.  Counterparts.  This Waiver may be executed in one or
                   ____________
          more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Waiver may be delivered by telecopier, with the intention that they shall have the same effect as an original counterpart thereof.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Waiver to be duly executed and delivered as of the day and year first above written.

                                        BT COMMERCIAL CORPORATION, As Agent

                                        By:       Frank Fazio
                                            _______________________________
                                            Name: Frank Fazio
                                            Title: Assistant Vice President



                                        INTERCO INCORPORATED


                                        By:       E. F. Smith
                                            _______________________________
                                            Name: Eugene F. Smith
                                            Title: Executive Vice President

                                        INTERCO SUBSIDIARY, INC.
                                        BROYHILL FURNITURE INDUSTRIES, INC.
                                        BROYHILL TRANSPORT, INC.
                                        BROYHILL CONTRACT, INC.
                                        HIGHLAND HOUSE, INC.
                                        RIDGEWOOD FURNITURE, INC.
                                        CONVERSE INC.
                                        CONVERSE EMEA, LTD.
                                        CONVERSE STAR I, INC.
                                        CONVERSE STAR II, INC.
                                        CONVERSE TRADING COMPANY
                                        THE FLORSHEIM SHOE STORE COMPANY -
                                          MIDWEST
                                        THE FLORSHEIM SHOE STORE COMPANY -
                                          NORTHEAST
                                        THE FLORSHEIM SHOE STORE COMPANY -
                                          SOUTH
                                        THE FLORSHEIM SHOE STORE COMPANY -
                                          WEST
                                        HY-TEST, INC.
                                        THE LANE COMPANY, INCORPORATED


                                        LANE ADVERTISING, INC.
                                        ACTION INDUSTRIES, INC.
                                        L. J. O'NEILL SHOE COMPANY


                                        By:       D. A. Patterson
                                            ____________________________________
                                            Name: Duane A. Patterson
                                            Title:     Vice President





                     SCHEDULE #1 - LIST OF WAIVERS AND AMENDMENTS

                         INTERCO INCORPORATED CREDIT FACILITY


          Waivers Issued to Date -
          ______________________

          1. Letter Agreement dated July 31, 1992 relating to the delivery of certain documentation and satisfaction of conditions to the initial funding, including the granting of 60 days to obtain satisfactory loss payable endorsements for insurance to replace the insurance certificates presented at closing.

          2. Waiver #2 to Credit Agreement dated September 21, 1992 relating to the early redemption, repurchase or retirement of the principal of the New Notes and the New Bank Term Notes.

          Amendments to Credit Agreement to Date -
          ______________________________________

          1. First Amendment to Credit Agreement dated November 9, 1992 relating to the change in INTERCO's fiscal year.

          Amendments to Credit Agreement Schedules -
          ________________________________________

          1. Letter agreement dated as of August 3, 1992 relating to the addition of certain patents and trademarks to Schedule D.